UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2002

                          Vista Exploration Corporation
             (Exact name of registrant as specified in its charter)


          Colorado                  000-27321                 84-1493152
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)


11952 Farley, Shawnee Mission, KS                                66213
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (913) 814-8313


                                       N/A
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     On September 16, 2002, Vista Exploration Corporation repurchased a total of 4,400,000 shares of its common stock from 10 shareholders who had purchased their shares in private placements conducted in April 2001, June 2001, December 2001 and January 2002. The prices paid for the shares by the company equaled the prices paid by the shareholders when such shares were originally purchased from the company. The company paid for the shares by issuing promissory notes in an aggregate principal amount of $158,696.80. The purchases were made to facilitate the company's application for a trading symbol.

     As a result of the repurchases, the number of issued and outstanding common shares of the company decreased from 6,090,000 to 1,690,000. Consequently, the percentage of shares owned by the company's sole officer and director increased from 14.78% to 53.25% and the percentage ownership of the remaining shareholders similarly increased.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

     7.1  Form of Stock Repurchase Agreement and Release.

     7.2  Form of Promissory Note


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2002                   VISTA EXPLORATION CORPORATION


                                            By: /s/ Charles A. Ross, Sr.
                                            ----------------------------
                                            Charles A. Ross, Sr., President